UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Superior Well Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2535684

(State of incorporation or organization)	(IRS Employer Identification Number)

1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-124674

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits
Exhibit Index

Item  1.  Description of Registrant’s Securities to be Registered.

          A description of the common stock, par value $0.01 (“Common Stock”), of Superior Well Services, Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Common Stock (the “Prospectus”), which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-124674), initially filed with the Securities and Exchange Commission on May 5, 2005 (as amended, the “Registration Statement”).

          The Prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item  2.  Exhibits

          The following exhibits to this Registration Statement on Form 8-A are filed as a part of this Registration Statement and are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

1.1	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-124674), initially filed with the Securities and Exchange Commission on May 5, 2005 (incorporated herein by reference).

3.1	Form of Amended and Restated Certificate of Incorporation of Superior Well Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Superior Well Services, Inc. (File No. 333-124674)).

3.2	Form of Amended and Restated Bylaws of Superior Well Services, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Superior Well Services, Inc. (File No. 333-124674)).

4.1	Specimen Stock Certificate representing our common stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of Superior Well Services, Inc. (File No. 333-124674)).

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUPERIOR WELL SERVICES, INC.
	By:	/s/ David E. Wallace
		Name:	David E. Wallace
Dated: July 14, 2005		Title:	Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No.	Description
1.1	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-124674), initially filed with the Securities and Exchange Commission on May 5, 2005 (incorporated herein by reference).

3.1	Form of Amended and Restated Certificate of Incorporation of Superior Well Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Superior Well Services, Inc. (File No. 333-124674)).

3.2	Form of Amended and Restated Bylaws of Superior Well Services, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Superior Well Services, Inc. (File No. 333-124674)).

4.1	Specimen Stock Certificate representing our common stock (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of Superior Well Services, Inc. (File No. 333-124674)).